EXHIBIT 99.(a)

Florida Progress Corporation
Investor News
[LOGO OMITTED]

Analyst Contacts:
Mark A. Myers (813) 866-4245
Greg Beuris (813) 866-4442

Florida Progress' third-quarter earnings up 4 percent

St. Petersburg, Florida, October 16, 1997 -- Florida Progress Corporation (NYSE:FPC), parent of St. Petersburg-based Florida Power Corporation, reported earnings of $102.0 million or $1.05, per share for the third quarter of 1997, compared with $98.1 million, or $1.01 per share, for the same period last year. The earnings growth of four percent reflects steady customer growth at Florida Power and higher earnings, primarily through expansion, from the company's energy and transportation group, Electric Fuels Corporation.

Significant items influencing third-quarter results:

     Solid utility growth - Strong growth in residential and commercial customers enabled the utility to absorb higher costs associated with the acquisition of a cogeneration facility and interest costs associated with the extended outage at Florida Power's Crystal River Nuclear Plant.

     Tiger Bay plant added to generation assets - In July, Florida Power acquired a 220-megawatt cogeneration facility that is expected to result in over $2 billion of long-term savings to customers over the next 30 years.

     Utility operating & maintenance costs down - Total operating and maintenance costs were down slightly despite charges related to the Tiger Bay plant.

     Electric Fuels' expanding operations - Expanding operations, primarily at its rail services division, has improved earnings at Electric Fuels.

Florida Power, the largest subsidiary of Florida Progress, reported earnings of $96.4 million for the quarter, or $.99 per share, on revenues of $706.9 million, compared with earnings of $93.1 million, or $.96 per share, on revenues of $694.7 million for the third quarter of 1996.

Florida Power's retail KWH sales were up 3.2 percent during the third quarter of 1997 when compared to the same period last year. The increase reflects customer growth of about two percent in Florida Power's two largest customer groups, residential and commercial. In addition, Florida Power's wholesale KWH sales were up 3.7 percent for the third quarter of 1997, compared with the same period last year.

Addressing the long-term impact of cogeneration contracts has been a high priority for Florida Power this year. In May, the Florida Public Service Commission unanimously approved Florida Power's $445 million-purchase of the 220-megawatt Tiger Bay cogeneration plant located in Ft. Meade, Florida.
                                   -- more --


The FPSC-approved purchase terminated the related purchase power contracts and allowed Florida Power to record a regulatory asset of approximately $370 million and add $75 million to its rate base.

In July, Florida Power issued $450 million of medium-term notes, primarily to finance the acquisition of the Tiger Bay cogeneration facility. Notes were issued with maturities ranging from two to 10 years at interest rates between six and seven percent.

Florida Power continues to collect from ratepayers an amount equal to what it would have been allowed to recover for capacity payments made in accordance with the original Tiger Bay purchase power contract. Based on the contract's capacity payment schedule, Florida Power should recover enough revenues by the year 2008 to fully amortize the regulatory asset and related interest charges.

The $75-million addition to rate base and other expenses including operating and maintenance, depreciation, property taxes and interest charges are expected to be recovered through Florida Power's growing base revenues. The utility's base revenues increase largely from the addition of new retail customers, particularly residential customers. During the third quarter of 1997, the after-tax effect of these costs was approximately $2.5 million.

Florida Power's operating and maintenance costs were slightly lower for the third quarter of 1997 when compared with the same period of 1996 despite the additional operating and maintenance costs related to the Tiger Bay facility.

Additional operating and maintenance costs associated with Florida Power's Crystal River nuclear plant are estimated to be $100 million for 1997. During the second quarter of 1997, Florida Power recorded an accrual for $92 million so that when combined with $8 million of nuclear-related charges incurred through the first three months of the year, the utility's operating results would reflect all additional operating and maintenance costs expected to be incurred for 1997. Based on work performed to date and its current forecast, Florida Power expects to remain within its $100-million forecast for 1997 incremental nuclear operating and maintenance costs.

Florida Power recorded a $70-million charge to earnings in the second quarter of 1997 to recognize the total non-recoverable replacement power costs it expects to incur for 1997 as a result of the extended outage at its nuclear plant. Based on actual replacement power costs incurred through the third quarter of 1997, the utility's second-quarter accrual should be adequate.

Electric Fuels earned $9.1 million, or $.09 a share, in the third quarter of 1997, compared with $6.5 million, or $.07 per share, in 1996. The 40 percent increase in earnings largely was driven by improved results from Progress Rail Services Corp., the principal subsidiary in Electric Fuels' rail services business unit.

                                   -- more --

In August 1996, Progress Rail, which is one of the largest integrated processors and suppliers of railroad materials in the country, acquired the assets of Mansbach Metal Company, a metal recycling and railcar scrapping business located in Ashland, Kentucky. Growth of this business unit is likely to continue through acquisitions and asset purchases as Progress Rail looks for opportunities to expand outside the Southeast region of the United States.

Electric Fuels' third-quarter results also benefited from the expanding barge fleet of its inland marine transportation group and improved operations in other energy-related businesses. MEMCO, Electric Fuels' principal subsidiary in the inland marine transportation group, is on track this year to expand its fleet to 900 barges, up from about 700 at the end of 1996.

Despite improved second-and-third quarter results in 1997, when compared with 1996, MEMCO does not expect to completely offset by year-end the impact of flooding along the Ohio and Mississippi rivers, which occurred during the first quarter of 1997.

Florida Progress' 1997 third-quarter results for corporate and other diversified activities were lower when compared with the same period in 1996 due to the sale of Advanced Separation Technologies, Inc. in December 1996, and no earnings in 1997 from Mid-Continent Life Insurance Company.

                                   OTHER NEWS

Restart activities continue at Florida Power's Crystal River nuclear unit which is scheduled to return to service by the end of the year. Progress on restart activities was discussed with Nuclear Regulatory Commission officials at the September 25, 1997, restart panel meeting.

License submittals was one of a number of issues discussed at the September meeting. Several submittals, including license amendment requests, must be filed with and approved by the NRC prior to restart. License submittals required for the eight design basis modifications have been filed with the NRC. To date, Florida Power has completed 70 percent of its license amendment submittals and remains focused on completing all license submittals to the NRC.

As identified on the attached schedule of significant restart activities (see page 10), several NRC inspections have been scheduled during the final months of Florida Power's restart plan. On October 6, 1997, the NRC began its Safety System Functional Inspection of the high-pressure and low-pressure injection systems. This inspection is scheduled to be completed by October 24.

Another important NRC inspection relates to the plant's emergency operating procedures. During the extended outage, modifications have been made to the plant's operating systems and the emergency operating procedures must be modified to reflect those changes. In addition, the plant's licensed operators are being trained in the new procedures. These operators are scheduled to take the licensed operators re-qualification exam in November.

                                   -- more --

The NRC has scheduled its Operational Safety Team Inspection to begin in late November and end December 12. Among the issues the NRC will address, will be the status of any open restart issues. Depending on the outcome of this inspection, this should be the NRC's final major inspection prior to start-up.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this news release contains forward looking statements, including statements regarding the expenditures related to the restart of Florida Power's Crystal River nuclear unit, the expected date of restart of the unit, the recovery of operating and maintenance costs through growing base revenues, the savings to customers expected to result from the acquisition of the Tiger Bay facility, the expansion of the rail services group, the purchase of barges by MEMCO and the ability of MEMCO to offset the impact of the first quarter floods. These statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that have a direct impact on the actual results at Florida Power include various factors that could impact the successful execution of the nuclear restart plan, such as actions of regulatory bodies, timely completion of scheduled work by Florida Power and outside contractors, the timely delivery of parts and materials and potential new plant modifications not foreseen at this time which extend the outage beyond 1997. Key factors influencing the future operations of Electric Fuels and its subsidiaries include future market conditions for its rail services and inland marine transportation groups, and the price of and market for coal. These and other factors are described in the Company's Securities and Exchange Commission filings.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.1 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with about 1.3 million customers. Diversified operations include coal mining, marine operations, rail services, and life insurance.


FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                                              Page 5
(In millions, except per share amounts)

                                          Three Months Ended    Nine Months Ended   Twelve Months Ended
                                             September 30         September 30         September 30
                                          -------------------  -------------------  -------------------
(UNAUDITED)                                 1997      1996       1997      1996       1997      1996
                                          --------  --------   --------  --------   --------  --------

REVENUES:
  Electric utility                          $706.9    $694.7   $1,857.9  $1,830.7   $2,420.8  $2,364.2
  Diversified                                215.6     184.3      609.4     552.3      821.4     749.9
                                          --------- ---------  --------- ---------  --------- ---------
                                             922.5     879.0    2,467.3   2,383.0    3,242.2   3,114.1
EXPENSES:                                 --------- ---------  --------- ---------  --------- ---------
  Electric utility:
    Fuel                                     129.5     147.5      343.2     323.0      429.9     417.5
    Purchased power                          133.7     127.6      377.7     388.2      521.1     498.0
    Energy conservation cost                  21.7      14.3       49.3      51.1       60.8      70.1
    Operations and maintenance               105.5     105.9      318.6     304.2      427.8     405.9
    Extended nuclear outage - O&M
      and replacement fuel costs               -         -        170.2       -        170.2       -
    Depreciation                              78.8      74.7      227.3     241.5      310.0     317.9
    Taxes other than income taxes             53.2      50.7      149.9     143.1      190.4     183.1
                                          --------- ---------  --------- ---------  --------- ---------
                                             522.4     520.7    1,636.2   1,451.1    2,110.2   1,892.5
                                          --------- ---------  --------- ---------  --------- ---------
  Diversified:
    Cost of sales                            187.0     153.5      527.9     462.9      707.9     632.3
    Provision for loss on
      coal properties                          -         -          -         -         40.9       -
    Other                                     14.1      15.5       43.8      47.5       62.9      62.4
                                          --------- ---------  --------- ---------  --------- ---------
                                             201.1     169.0      571.7     510.4      811.7     694.7
                                          --------- ---------  --------- ---------  --------- ---------
INCOME FROM OPERATIONS                       199.0     189.3      259.4     421.5      320.3     526.9
                                          --------- ---------  --------- ---------  --------- ---------
INTEREST EXPENSE AND OTHER:
  Interest expense                            42.3      34.6      112.4     103.4      144.9     137.3
  Allowance for funds used during
    construction                              (2.5)     (1.9)      (6.9)     (5.5)      (8.9)     (7.2)
  Preferred dividend requirements of
    Florida Power                              0.3       0.8        1.1       5.2        1.7       7.6
  Gain on sale of business                     -         -          -         -        (44.2)      -
  Other expense (income)                      (1.6)     (0.4)      (1.9)     (5.1)      (1.0)     (6.2)
                                          --------- ---------  --------- ---------  --------- ---------
                                              38.5      33.1      104.7      98.0       92.5     131.5
                                          --------- ---------  --------- ---------  --------- ---------
INCOME FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES             160.5     156.2      154.7     323.5      227.8     395.4

  Income Taxes                                58.5      58.1       48.9     118.4       76.4     144.3
                                          --------- ---------  --------- ---------  --------- ---------
INCOME FROM CONTINUING
  OPERATIONS                                 102.0      98.1      105.8    $205.1     $151.4    $251.1
DISCONTINUED OPERATIONS, NET
  OF INCOME TAXES                              -         -          -       (25.0)      (1.3)    (25.0)
                                          --------- ---------  --------- ---------  --------- ---------

NET INCOME                                  $102.0     $98.1     $105.8    $180.1     $150.1    $226.1
                                          ========= =========  ========= =========  ========= =========
AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING                                 97.1      97.0       97.1      96.8       97.0      96.6
                                          ========= =========  ========= =========  ========= =========
EARNINGS PER AVERAGE COMMON SHARE
  CONTINUING OPERATIONS                      $1.05     $1.01      $1.09     $2.12      $1.56     $2.60
  DISCONTINUED OPERATIONS                      -         -          -       (0.26)     (0.01)    (0.26)
                                          --------- ---------  --------- ---------  --------- ---------
                                             $1.05     $1.01      $1.09     $1.86      $1.55     $2.34
                                          ========= =========  ========= =========  ========= =========

Regarding these financial statements:
Current and prior periods reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations. These are interim statements. Reference should be made to Florida Progress Corporation's 1996 Annual Report to shareholders. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

FLORIDA PROGRESS CORPORATION
CONSOLIDATED BALANCE SHEETS                                           Page 6

                                                             (In millions)
                                                              September 30
                                                       -------------------------
(UNAUDITED)                                               1997         1996
                                                       -----------  -----------
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
  Electric utility plant in service and held              $6,148.0     $5,921.2
    for future use
  Less - Accumulated depreciation                          2,494.1      2,296.6
         Accumulated decommissioning for nuclear plant       215.8        185.4
         Accumulated dismantlement for fossil plants         127.6        115.4
                                                         ----------   ----------
                                                           3,310.5      3,323.8
  Construction work in progress                              224.9        148.1
  Nuclear fuel, net of amortization of $356.7
    in 1997 and $356.7 in 1996                                65.4         60.0
                                                         ----------   ----------
        Net electric utility plant                         3,600.8      3,531.9
  Other property, net of depreciation of $228.3
    in 1997 and $170.2 in 1996                               367.2        327.9
                                                         ----------   ----------
                                                           3,968.0      3,859.8
                                                         ----------   ----------
CURRENT ASSETS:
  Cash and equivalents                                        15.2         17.8
  Accounts receivable, net                                   361.7        327.2
  Inventories, primarily at average cost:
    Fuel                                                      78.1         69.0
    Utility materials and supplies                            94.4         97.1
    Diversified materials                                    133.0        128.3
  Underrecovery of fuel cost                                  69.7         47.4
  Deferred income taxes                                       13.4         34.3
  Other                                                       20.8         13.7
                                                         ----------   ----------
                                                             786.3        734.8
                                                         ----------   ----------
DISCONTINUED OPERATIONS:
     Advances to discontinued operations                       -          102.7
     Net assets of discontinued operations                     -          179.1
                                                         ----------   ----------
                                                               -          281.8
                                                         ----------   ----------
OTHER ASSETS:
  Investments:
    Loans receivable, net                                     35.1         31.2
    Marketable securities                                    257.2        205.9
    Nuclear plant decommissioning fund                       248.1        187.7
    Joint ventures and partnerships                           49.1         37.9
  Deferred insurance policy acquisition costs                123.7        120.1
  Deferred purchased power contract
    termination costs                                        369.8          -
  Other                                                      224.7        180.9
                                                         ----------   ----------
                                                           1,307.7        763.7
                                                         ----------   ----------
                                                          $6,062.0     $5,640.1
                                                         ==========   ==========

CAPITAL AND LIABILITIES
CAPITAL:
  Common stock equity                                     $1,880.2     $2,121.0
  Cumulative preferred stock of Florida Power                 33.5         33.5
  Long-term debt                                           2,343.4      1,727.4
                                                         ----------   ----------

                                                           4,257.1      3,881.9
                                                         ----------   ----------
CURRENT LIABILITIES:
  Accounts payable                                           221.8        193.8
  Customers' deposits                                         96.0         87.7
  Income taxes payable                                        38.4         64.9
  Accrued other taxes                                         71.8         68.6
  Accrued interest                                            47.7         44.3
  Accrued nuclear outage operation
    and maintenance costs                                     39.3          -
  Other                                                       81.6        100.1
                                                         ----------   ----------
                                                             596.6        559.4
  Notes payable                                               23.6         29.0
  Current portion of long-term debt                           15.0         59.8
                                                         ----------   ----------
                                                             635.2        648.2
                                                         ----------   ----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                                      435.4        484.2
  Unamortized investment tax credits                          87.5         95.5
  Insurance policy benefit reserves                          369.0        309.0
  Other postretirement benefit costs                         106.6         96.4
  Other                                                      171.2        124.9
                                                         ----------   ----------
                                                           1,169.7      1,110.0
                                                         ----------   ----------
                                                          $6,062.0     $5,640.1
                                                         ==========   ==========

FLORIDA  PROGRESS  CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS                                                                   Page 7
(In millions)
                                                   Three Months Ended    Nine Months Ended   Twelve Months Ended
                                                      September 30         September 30         September 30
                                                   -------------------  -------------------  -------------------
(UNAUDITED)                                          1997      1996       1997      1996       1997      1996
                                                   --------  --------   --------  --------   --------  --------

OPERATING ACTIVITIES:
  Income from continuing operations                  $102.0     $98.1     $105.8    $205.1     $151.4    $251.1
  Adjustments for noncash items:
    Depreciation and amortization                      88.6      87.5      254.9     275.1      346.5     366.4
    Extended nuclear outage - O&M
     and replacement fuel costs                          -         -       142.6        -       142.6        -
    Gain on sale of business                             -         -          -         -       (44.2)       -
    Provision for loss on coal properties                -         -          -         -        40.9        -
    Deferred income taxes and investment
     tax credits, net                                  12.6     (10.9)     (36.2)    (37.2)     (55.6)    (34.0)
    Increase in accrued other postretirement
     benefit costs                                      2.7       8.5        6.6      11.9       10.2      15.9
    Net change in deferred insurance policy
     acquisition costs                                  0.2      (5.1)      (2.8)    (13.7)      (3.6)    (16.5)
    Net change in insurance policy
     benefit reserves                                  12.9      13.3       43.7      44.0       60.0      55.1
  Changes in working capital, net of effects
    from acquisition or sale of businesses:
        Accounts receivable                           (32.3)    (16.1)     (91.7)     (7.6)     (48.7)     31.8
        Inventories                                    13.5      13.6      (16.5)    (17.9)      (9.5)    (48.0)
        Underrecovery of fuel cost                    (14.7)     10.2      (61.3)    (47.1)     (96.5)    (38.9)
        Accounts payable                                5.5      (0.1)      27.3      21.3       27.6      21.7
        Income taxes payable                           27.7      38.8       10.8      60.0      (25.9)     16.1
        Accrued other taxes                            20.1      14.7       58.3      52.9        3.1      (1.1)
        Spending against nuclear O & M
         outage accrual                               (33.1)       -       (33.1)       -       (33.1)       -
        Other                                          19.4      (6.7)       6.3       2.5       (9.7)     10.3
  Other operating activities                          (30.8)       -       (25.0)      1.6      (45.8)     (5.0)
                                                   --------- ---------  --------- ---------  --------- ---------
        Cash provided by continuing operations        194.3     245.8      389.7     550.9      409.7     624.9
                                                   --------- ---------  --------- ---------  --------- ---------
  Loss from discontinued operations                      -         -          -      (25.0)      (1.3)    (25.0)
  Adjustments for non-cash items                         -        3.7         -       11.1        6.3       1.9
                                                   --------- ---------  --------- ---------  --------- ---------
        Cash provided by (used for) discontinued
          operations                                     -        3.7         -      (13.9)       5.0     (23.1)
                                                   --------- ---------  --------- ---------  --------- ---------
                                                      194.3     249.5      389.7     537.0      414.7     601.8
                                                   --------- ---------  --------- ---------  --------- ---------
INVESTING ACTIVITIES:
  Property additions (including allowance for
    borrowed funds used during construction)         (100.2)    (56.6)    (288.7)   (192.0)    (360.7)   (311.6)
  Purchases of loans and securities, net
    (including (issuance) repayment of
    Echelon note)                                     (14.2)    (10.9)      (2.4)    (25.1)     (47.7)    (40.8)
  Proceeds from sales of properties and businesses      4.4       0.9        8.6       7.0       62.7      10.5
  Acquisition of businesses                            (8.9)    (41.9)     (23.2)    (45.1)     (31.9)    (48.4)
  Acquisition of cogeneration facility and           (445.0)       -      (445.0)       -      (445.0)       -
   contract termination costs
  Distributions from (investments in) joint
   ventures and partnerships, net                     (10.9)     (3.4)     (23.5)     (4.6)     (28.3)     (5.0)
  Investing activities of discontinued operations        -       23.2         -       35.2       21.3      58.7
  Other investing activities                           (7.6)     (6.5)     (17.3)    (24.5)     (20.4)    (27.2)
                                                   --------- ---------  --------- ---------  --------- ---------
                                                     (582.4)    (95.2)    (791.5)   (249.1)    (850.0)   (363.8)
                                                   --------- ---------  --------- ---------  --------- ---------
FINANCING ACTIVITIES:
  Issuance of long-term debt                          447.7     118.0      447.7     118.0      507.7     118.0
  Repayment of long-term debt                         (12.0)   (187.7)     (34.2)   (189.8)     (34.8)   (206.0)
  Increase (decrease) in commercial paper with
    long-term support                                  68.9     (52.0)     130.6      (5.3)     120.6     100.7
  Redemption of preferred stock                          -         -          -      (80.9)     (25.5)    (85.9)
  Sale of common stock                                   -         -          -       18.6         -       28.2
  Equity contribuitions to discontinued operations       -         -          -         -       (23.7)       -
  Dividends paid on common stock                      (51.0)    (49.8)    (152.9)   (149.5)    (202.9)   (198.1)





  Increase (decrease) in short-term debt              (70.5)     29.0       19.6      29.0       (5.3)     29.0
  Financing activities of discontinued operations        -       (1.1)        -      (11.3)      96.5     (11.3)
  Other financing activities                            1.1      (1.7)       1.0      (3.2)       0.1      (4.1)
                                                   --------- ---------  --------- ---------  --------- ---------
                                                      384.2    (145.3)     411.8    (274.4)     432.7    (229.5)
                                                   --------- ---------  --------- ---------  --------- ---------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS        (3.9)      9.0       10.0      13.5       (2.6)      8.5
   Beginning cash and equivalents                      19.1       8.8        5.2       4.3       17.8       9.3
                                                   --------- ---------  --------- ---------  --------- ---------
ENDING CASH AND EQUIVALENTS                           $15.2     $17.8      $15.2     $17.8      $15.2     $17.8
                                                   ========= =========  ========= =========  ========= =========

Florida Progress Corporation
Selected Financial Information (Unaudited)                                                                         Page 8

                                       Three Months Ended Percent     Nine Months Ended Percent    Twelve Months Ended Percent
                                           September 30   Positive       September 30   Positive       September 30    Positive
                                         1997     1996   (Negative)    1997     1996   (Negative)    1997     1996    (Negative)
                                        -------- -------- ---------  -------- -------- ---------    -------- -------- ---------
Earnings Per Share:
 Florida Power Corporation               $0.99    $0.96      3.1      $2.04    $1.96      4.1      $2.48    $2.39      3.8
                                       -------- ---------           -------- ---------           -------- ---------
 Electric Fuels Corporation               0.09     0.07     28.6       0.22     0.21      4.8       0.30     0.27     11.1
 Mid-Continent Life Insurance Co.            -        -        -          -     0.02   (100.0)         -     0.03   (100.0)
 Corporate and other                     (0.03)   (0.02)   (50.0)     (0.10)   (0.07)   (42.9)     (0.13)   (0.09)   (44.4)
                                       -------- ---------           -------- ---------           -------- ---------
 Diversified Continuing                   0.06     0.05     20.0       0.12     0.16    (25.0)      0.17     0.21    (19.0)
                                       -------- ---------           -------- ---------           -------- ---------
 Continuing Ops before non-recurring      1.05     1.01      4.0       2.16     2.12      1.9       2.65     2.60      1.9

 Impact of CR3 outage                        -        -        -      (1.07)       -        -      (1.07)       -        -
 Provision for loss on coal properties       -        -        -          -        -        -      (0.26)       -        -
 Gain on sale of business                    -        -        -          -        -        -       0.24        -        -
                                       -------- ---------           -------- ---------           -------- ---------
Total Continuing Operations               1.05     1.01      4.0       1.09     2.12    (48.6)      1.56     2.60    (40.0)

 Discontinued Operations                     -        -        -          -    (0.26)       -      (0.01)   (0.26)       -
                                       -------- ---------           -------- ---------           -------- ---------
                                         $1.05    $1.01      4.0      $1.09    $1.86    (41.4)     $1.55    $2.34    (33.8)
                                       ======== =========           ======== =========           ======== =========

Avg. shares outstanding (millions)        97.1     97.0      0.1       97.1     96.8      0.3       97.0     96.6      0.4

Dividends per share                     $0.525   $0.515      1.9     $1.575   $1.545      1.9     $2.090   $2.050      2.0

Book value per share:
  Florida Power Corporation                                                                       $18.29   $18.95     (3.5)
  Consolidated                                                                                    $19.37   $21.87    (11.4)

                                                                                                   September 30      September 30
                                          September 30                                                 1997              1996
                                        1997     1996                                          Amount   Percent  Amount   Percent
                                       -------- ---------                                    ------------------------------------
Equity investments (percent):                                      Capitalization (in millions):
 Florida Power Corporation                  87       87                Common stock           $1,880.2    43.8   $2,121.0    53.4
 Electric Fuels Corporation                  9        9                Preferred stock            33.5     0.8       33.5     0.8
 Mid-Continent Life Insurance Co.            4        4                Long-term debt          2,343.4    54.6    1,727.4    43.5
                                       -------- ---------              Short-term debt            38.6     0.8       88.8     2.3
   Total                                   100      100                                      ------------------------------------
                                       ======== =========               Total                 $4,295.7   100.0   $3,970.7   100.0
                                                                                             ====================================


Note: Current and prior periods reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations.

Florida Power Corporation
Selected Statistical Data (Unaudited)                                                                      Page 9
(In millions, except billing degree days)

                            Three Months Ended            Nine Months Ended            Twelve Months Ended
                             September 30      Percent      September 30     Percent      September 30     Percent
                             1997      1996    Change      1997      1996    Change      1997      1996    Change
                           -------   -------   -------   -------   -------   -------   -------   -------   -------
Revenues:
  Residential                $397.0    $393.6      0.9     $994.0  $1,005.9     (1.2)  $1,292.4  $1,290.2      0.2
  Commercial                  156.7     155.4      0.8      426.3     402.2      6.0      561.4     530.8      5.8
  Industrial                   51.0      54.9     (7.1)     158.0     154.6      2.2      210.2     203.6      3.2
  Other retail sales           34.9      34.3      1.7       98.8      92.1      7.3      132.6     122.1      8.6
                          --------- ---------           --------------------          --------------------
                              639.6     638.2      0.2    1,677.1   1,654.8      1.3    2,196.6   2,146.7      2.3
  Sales for resale             47.7      46.5      2.6      105.1     126.6    (17.0)     138.4     165.4    (16.3)
                          --------- ---------           --------------------          --------------------
                              687.3     684.7      0.4    1,782.2   1,781.4       -     2,335.0   2,312.1      1.0
  Other electric revenues      23.2      17.4     33.3       75.7      50.4     50.2       78.5      62.9     24.8
  Deferred fuel                (3.6)     (7.4)      -         -        (1.1)      -         7.3     (10.8)      -
                          --------- ---------           --------------------          --------------------
      Total                  $706.9    $694.7      1.8   $1,857.9  $1,830.7      1.5   $2,420.8  $2,364.2      2.4
                          ========= =========           ====================          ====================
Kilowatt-hour sales billed:
  Residential               4,801.4   4,682.2      2.5   11,461.4  12,142.8     (5.6)  14,800.0  15,600.1     (5.1)
  Commercial                2,651.6   2,557.1      3.7    6,915.0   6,661.3      3.8    9,101.7   8,807.8      3.3
  Industrial                1,058.5   1,094.5     (3.3)   3,182.5   3,195.2     (0.4)   4,211.0   4,207.5      0.1
  Other retail sales          629.8     602.8      4.5    1,717.0   1,641.8      4.6    2,306.9   2,177.1      6.0
                          --------- ---------           --------------------          --------------------
                            9,141.3   8,936.6      2.3   23,275.9  23,641.1     (1.5)  30,419.6  30,792.5     (1.2)
  Sales for resale            700.4     804.0    (12.9)   1,539.4   2,085.7    (26.2)   2,161.4   2,967.8    (27.2)
                          --------- ---------           --------------------          --------------------
      Total electric sales  9,841.7   9,740.6      1.0   24,815.3  25,726.8     (3.5)  32,581.0  33,760.3     (3.5)
                          ========= =========           ====================          ====================

System Requirements (KWH)    10,617    10,230      3.8     26,672    27,037     (1.4)    34,350    34,934     (1.7)
KWH Sales (Billed & Unbilled):
  Retail                      9,216     8,930      3.2     23,742    23,732       -      30,623    30,793     (0.6)
  Wholesale                     859       828      3.7      1,755     2,199    (20.2)     2,212     2,944    (24.9)

Billing Degree Days:
  Cooling                     2,220     2,252     (1.4)     2,715     3,071    (11.6)     3,326     3,963    (16.1)
  Heating                       -         -         -         309       761    (59.4)       407       882    (53.9)

Note:
Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses; which are designed to permit full recovery of these costs. Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes. Statistics for total kilowatt-hour sales include only billed kilowatt-hour sales. The statistic for retail and wholesale KWH sales includes both billed and unbilled sales. Beginning in 1995, Florida Power was ordered by state regulators to conduct a three-year test of residential revenue decoupling. Under the plan, abnormal weather variances will no longer impact earnings with respect to residential revenues.


                          Florida Power Corporation
                           Crystal River Nuclear Plant
                             Key Restart Activities
                             As of October 15, 1997
------------------------------------------------------------------------------------------------------------
                                                         LICENSE                   COMPLETION   PERCENTAGE
 Remaining modifications required by NRC                SUBMITTALS     TESTING       TARGET      COMPLETE
------------------------------------------------------------------------------------------------------------


     Emergency diesel generator loading.                 COMPLETE     JUL - NOV        NOV          50%
     High pressure injection pump recirculation            NONE          OCT           NOV          25%
        to the reactor building sump.
     Generic Letter 96-06 - Containment Penetrations     COMPLETE     APR - SEP        OCT          70%
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
 System Checks and Power Ascension                        START        FINISH              COMMENTS
------------------------------------------------------------------------------------------------------------
     System Lineups, Heatup & Testing                      JUL           DEC      81 OF 105 SYSTEMS TURNED
     Secondary Systems Testing                             SEP           SEP      COMPLETED SEPTEMBER 15
     Startup & Power Escalation                            NOV           DEC
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Other Significant Activities                              START        FINISH              COMMENTS
------------------------------------------------------------------------------------------------------------
    NRC Inspections
      - SSFI - High & low pressure injection systems      OCT 5        OCT 23
      - Emergency Operating Procedures                     OCT           NOV
      - Operational Safety Team Inspection                 DEC           DEC
   Open Restart Issues                                                            Approx. 50 percent have been
                                                                                  closed with 75 issues open.
------------------------------------------------------------------------------------------------------------

1. To be updated when results from October load tests are available.